UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 12, 2012

(Date of earliest event reported)

Trans World Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-25244	13-3738518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

545 Fifth Avenue, Suite 940, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 983-3355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Acquisition or Disposition of Assets

On July 11, 2012, the Registrant concluded the sale of its real estate, which includes two buildings and related furniture, fixtures and equipment, located at Rozvadov, Czech Republic.  The properties were formerly part of the Company’s unprofitable Rozvadov Casino, which ceased gaming operation on March 31, 2012.  The Company leased the casino building and its employee housing facility, to a local, third party casino operator, King’s Casino a.s., pursuant to five-year lease agreement.  The lease agreement terms included a provision giving the lessee the option to buy out the lease for €1.0 million, or approximately $1.3 million, anytime during the first year of the agreement, followed by purchase price monthly decrease of €8,000, or $10,000, beginning on the first anniversary date of the agreement until the lease matures.  The lessee exercised its option within the first year of the agreement to buy out the property, as confirmed by the receipt of payment of €1.0 million, or approximately $1.3 million, on July 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD CORPORATION

Date: July 12, 2012	By:	/s/Rami S. Ramadan
Rami S. Ramadan
President, Chief Executive Officer

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